UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2010

TGFIN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19470	13-4069968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1517 North 260 East, North Logan, Utah		84341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (435) 755-0188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.01-Entry into a Material Definitive Agreement

TGFIN Holdings, Inc. (TGFN.OB) (“TGFIN”) reactivated its previously inactive operating subsidiary, Tradingear.com Incorporated (“Tradingear”) in order to resume its previous business of developing software, under a new d/b/a:  iDEV3.  On February 25, 2010 the Board of Directors of both TGFIN and Tradingear authorized management to enter into a Material Definitive Agreement to purchase software Applications in exchange for 600,000 options to purchase shares of TGFIN Common Stock at $.03 per share at any time between August 25, 2010 and August 25, 2013. The software applications, known as “SportsCast Baseball” and SportsCast Basketball” were purchased from Gaer Consulting Group, a Related Party. Gaer Consulting Group is wholly-owned by Sam Gaer, TGFIN’s largest single shareholder. SportsCast Baseball and SportsCast basketball are new software applications with no previous operating history.

Section 5.02 (c)(d)--Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Marni Gaer, Director and In-House counsel, voluntarily resigned her positions with TGFIN and Tradingear to pursue other interests. There were (are) no disputes between her and the companies. In addition, Sam Gaer, who is married to Marni Gaer, and who is TGFIN’s largest single shareholder has been appointed to the Board of Directors of TGFIN and Tradingear as a Director, and as President and CEO of Tradingear (iDEV3) by the Board of Directors of each company.

Section 5.06 -Change in Shell Company Status.

TGFIN Holdings, Inc. (TGFN.OB) (“TGFIN”) a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2) has completed a transaction that has the effect of causing it to cease being a shell company, as defined in Rule 12b-2 by reactivated its previously inactive operating subsidiary, Tradingear.com Incorporated (“Tradingear”) in order to resume its previous business of developing software, under a new d/b/a:  iDEV3.  On February 24, 2010 the Board of Directors of both TGFIN and Tradingear authorized management to enter into a Material Definitive Agreement to purchase a software Applications in exchange for 600,000 options to purchase shares of TGFIN Common Stock at $.03 per share at any time between August 24, 2010 and August 24, 2013. The software applications, known as “SportsCast Baseball” and “SportsCast Basketball” were purchased from Gaer Consulting Group, a Related Party. Gaer Consulting Group is wholly-owned by Sam Gaer, TGFIN’s largest single shareholder.

Section 8.01 Other Events

TGFIN Holdings, Inc. (TGFN.OB) (“TGFIN”) announces that it has launched its subsidiary, iDEV3, to become the first publicly-traded iPhone App Incubator Company. See Press Release attached. In conjunction with this initiative, the Board of Directors of TGFIN appoints Sam Gaer, the largest single shareholder of TGFIN, as President and CEO of iDEV3 and to the Board of Directors of TGFIN and iDEV3.

TGFIN hopes to become a leading incubator for application development. See www.idev3.com. After several years of trying to find a suitable merger candidate, the company turned to the talents of its principal shareholders and resumed developing software. The company plans to offer private third party developers a standard range of shares and a potential bonus scheme based upon the success of the application in exchange for the application. In essence, the company will become a cooperative for private developers who wish to “equitize” their ideas quickly and efficiently.  In addition, the company will fund the development of certain applications on its own.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit Description and Exhibit No.

10.1

Intellectual Property Assignment Agreement

99.1

Press Release dated February 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGFIN HOLDINGS, INC.

Date: February 25, 2010	By:	/s/ S. Emerson Lybbert
S. Emerson Lybbert
CEO